Exhibit 32

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with  Amendment No. 1 to the Annual Report on Form 10-K/A of SunOpta Inc. (the “Company”) for the year ended December 30, 2017, as filed with the Securities and Exchange Commission (the “Report”), I, David Colo, President and Chief Executive Officer of the Company, and I, Robert McKeracher, Vice President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, that to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 7, 2018

/s/ David Colo
David Colo
President and Chief Executive Officer
SunOpta Inc.

/s/ Robert McKeracher
Robert McKeracher
Vice President and Chief Financial Officer
SunOpta Inc.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and should not be deemed to be filed under the Exchange Act by the Company or the certifying officers.